Rule 424 (b) (3)
Registration No. 333-263864

U.S. $20,000,000,000.00
National Rural Utilities ("CFC")
VARIABLE DENOMINATION FLOATING
RATE DEMAND NOTES

Pricing Supplement No. 61 Dated February 21, 2023
TO PROSPECTUS Dated March 25, 2022

Interest Rate:	3.250% per annum

                            Rates will be set daily. Eligible Investor[1] will purchase a Variable Rate Note, containing a promise from CFC to repay the note plus interest upon the receipt of a Redemption Notice from the Eligible
                            Investor.

Period Beginning:	February 21, 2023

                             [1] Generally CFC members and other rural utilities which have been determined to satisfy federal and state eligibility criteria.